WEINBERG & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

## CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this post effective Amendment No. 3 to the Form SB-2 Registration Statement of our report dated March 10, 2005, relating to the consolidated financial statements of Global Axcess Corp and Subsidiaries for the year ended December 31, 2004, which appear in such Registration Statement. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

Weinberg & Company, P.A.
WEINBERG & COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
August 25, 2006

6100 Glades Road • Suite 314
Boca Raton, Florida 33434
Telephone: 561 487 5765
Facsimile: 561 487 5766

1925 Century Park East • Suite 1120
Los Angeles, California 90067
Telephone: 310 601 2200
Facsimile: 310 601 2201
www.cpaweinberg.com

Room 2707, 27/F
Shui On Centre • 6-8 Harbour Road
Wanchai, Hong Kong, P.R.C.
Telephone: 852-2780-7231
Facsimile: 852-2780-8717